Exhibit 99.1

Cabot Corporation Reports Second Quarter Fiscal 2016 Results

Adjusted EPS of $0.70 and Diluted EPS of $0.76

BOSTON--(BUSINESS WIRE)--May 2, 2016--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2016.

Key Highlights

  Operating results improved year-over-year driven by higher margins and cost reductions
  Fourth consecutive quarter of record EBIT for the Performance Chemicals segment
  Reinforcement Materials EBIT improved both year-over-year and sequentially
  Strong cash flows from operating activities in excess of $100 million for the quarter

(In millions, except per share amounts)	Fiscal 2016		Fiscal 2015
	Second	First	Second	First
	Quarter	6 Months	Quarter	6 Months

Net sales	$568	$1,171	$694	$1,506
Net income attributable to Cabot Corporation	$48	$41	$26	$71

Net earnings per share attributable to Cabot Corporation	$0.76	$0.65	$0.41	$1.10
Less: Certain items per share	$0.06	$(0.56)	$(0.12)	$(0.23)
Adjusted EPS	$0.70	$1.21	$0.53	$1.33

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am pleased to see the improvement in operating results both on a year-over-year and sequential basis. The cost reductions from restructuring actions that have been implemented and the result of our commercial activities across the segments were key factors to realizing this improvement. In addition, volumes increased on a sequential basis across all of our segments.” Keohane continued, “A significant strength of Cabot is our ability to generate consistent and robust cash flows and we demonstrated another strong quarter with cash flows from operations in excess of $100 million.”

Financial Detail
For the second quarter of fiscal 2016, net income attributable to Cabot Corporation was $48 million ($0.76 per diluted common share). Net income includes a per share benefit of $0.06 from certain items, principally reflecting proceeds from the sale of property associated with a closed site. Adjusted EPS for the second quarter of fiscal 2016 was $0.70 per share.

Segment Results
Reinforcement Materials -- Second quarter fiscal 2016 EBIT in Reinforcement Materials increased by $7 million compared to the second quarter of fiscal 2015 principally driven by higher unit margins from an improved product mix. Volumes declined by 1% during the second quarter of fiscal 2016 as compared to the second quarter of fiscal 2015 due to lower volumes in the Americas region driven by softer demand in South America partially offset by higher contractual volumes in North America. Sequentially, Reinforcement Materials EBIT increased by $8 million compared to the first quarter of fiscal 2016 driven by higher volumes and lower fixed costs. Sequentially, volumes increased by 1% as higher volumes in Europe and the Americas were partially offset by lower volumes in Asia.

Global and regional volume changes for the rubber blacks product line for the second quarter of fiscal 2016 as compared to the same quarter of the prior year and the first quarter of fiscal 2016 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Global	(1%)	1%
Asia	1%	(5%)
Europe, Middle East, Africa	Flat	13%
Americas	(2%)	5%

Performance Chemicals -- Second quarter fiscal 2016 EBIT in Performance Chemicals increased by $16 million compared to the second quarter of fiscal 2015 due to improved margins from a stronger product mix and lower raw material costs, and lower fixed costs. Volumes increased by 1% in both the Specialty Carbons and Formulations and Metal Oxides businesses. Sequentially, Performance Chemicals EBIT increased by $8 million compared to the first quarter of fiscal 2016 primarily due to higher seasonal volumes and improved margins from a stronger product mix and lower raw material costs. Sequentially, volumes increased by 5% in Specialty Carbons and Formulations and by 8% in Metal Oxides.

Purification Solutions -- Second quarter fiscal 2016 EBIT in Purification Solutions decreased by $3 million compared to the second quarter of fiscal 2015 due to the unfavorable impact from reducing inventory levels as compared to the prior year. This was partially offset by higher volumes and lower fixed costs. Sequentially, Purification Solutions EBIT increased by $3 million compared to the first quarter of fiscal 2016 driven by higher volumes and improved plant utilization.

Specialty Fluids – Second quarter fiscal 2016 EBIT in Specialty Fluids decreased by $1 million compared to the second quarter of fiscal 2015 and decreased by $2 million compared to the first quarter of fiscal 2016. This segment continued to be impacted by a low level of project activity due to the downturn in the oil and gas industry.

Cash Performance -- The Company ended the second quarter of fiscal 2016 with a cash balance of $178 million. During the second quarter of fiscal 2016, the Company generated adjusted EBITDA of $117 million and reduced net working capital by $16 million. Uses of cash during the second quarter included $28 million for capital expenditures, $14 million for dividends and $5 million for share repurchases.

Taxes -- During the second quarter of fiscal 2016, the Company recorded a tax provision of $11 million for an effective tax rate of 20%. This included a tax benefit from certain items of $4 million. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the second quarter of fiscal 2016 was 25%.

Outlook
Commenting on the outlook for the Company, Keohane said, “We began the year with a target of $0.75 of adjusted EPS improvement over last year. Mid-way through the year, we are on track with cost reductions, the Performance Chemicals segment is maintaining strong margins, and the Purification Solutions segment is benefitting from the implementation of MATS. However, with greater visibility into the second half of the year, we continue to face a number of challenges, including the timing of certain oil and gas projects in our Specialty Fluids segment, a more pronounced impact from low natural gas prices on our Purification Solutions segment, and persistent competitive pressures in China and South America in our Reinforcement Materials segment.”

Keohane continued, “As a result, we anticipate that we will not achieve the target of $0.75 of adjusted EPS improvement. However, with the current positive momentum, we expect a significantly stronger second half of the year and currently anticipate fiscal year 2016 adjusted EPS in the range of $3.05 to $3.25. In addition, we continue to drive strong cash flow generation through our adjusted EBITDA growth and discipline around capital spending and net working capital.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, May 3, 2016. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our expectations for adjusted earnings per share for fiscal 2016, actions that will drive earnings growth, demand for our products, and expectations for cost reductions and cash generation are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the second quarter of fiscal year 2016 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2016	2015	2016	2015

Net sales and other operating revenues	$568	$694	$1,171	$1,506
Cost of sales	418	555	922	1,210
Gross profit	150	139	249	296

Selling and administrative expenses	62	71	133	149
Research and technical expenses	11	14	27	29
Income from operations	77	54	89	118

Other (expense) income
Interest and dividend income	2	1	3	2
Interest expense	(14)	(14)	(27)	(27)
Other expense	(3)	(2)	(11)	(3)
Total other expense	(15)	(15)	(35)	(28)

Income from continuing operations before income taxes and equity in earnings of affiliated companies
	62	39	54	90
Provision for income taxes	(11)	(14)	(6)	(17)
Equity in earnings of affiliated companies, net of tax	1	2	1	3
Net income	52	27	49	76

Net income attributable to noncontrolling interests	4	1	8	5
Net income attributable to Cabot Corporation	$48	$26	$41	$71

Diluted earnings per share of common stock attributable to Cabot Corporation

Net income attributable to Cabot Corporation	$0.76	$0.41	$0.65	$1.10

Weighted average common shares outstanding
Diluted	62.8	64.1	62.9	64.4

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2016	2015	2016	2015

Sales
Reinforcement Materials	$261	$358	$549	$818
Performance Chemicals	216	237	423	466
Specialty Carbons and Formulations	145	162	285	319
Metal Oxides	71	75	138	147
Purification Solutions	67	71	133	147
Specialty Fluids	6	8	13	24
Segment sales	550	674	1,118	1,455
Unallocated and other (A)	18	20	53	51
Net sales and other operating revenues	$568	$694	$1,171	$1,506
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$34	$27	$60	$80
Performance Chemicals	58	42	108	81
Purification Solutions	(2)	1	(7)	-
Specialty Fluids	(2)	(1)	(2)	5
Total Segment Earnings Before Interest and Taxes	88	69	159	166

Unallocated and Other
Interest expense	(14)	(14)	(27)	(27)
Certain items (C)	1	(6)	(57)	(32)
Unallocated corporate costs	(12)	(11)	(25)	(23)
General unallocated income (D)	-	3	5	9
Less: Equity in earnings of affiliated companies	(1)	(2)	(1)	(3)

Income from continuing operations before income taxes and equity in earnings of affiliated companies
	62	39	54	90
Provision for income taxes (including tax certain items)	(11)	(14)	(6)	(17)
Equity in earnings of affiliated companies	1	2	1	3
Net income	52	27	49	76
Net income attributable to noncontrolling interests	4	1	8	5
Net income attributable to Cabot Corporation	$48	$26	$41	$71

Diluted earnings per share of common stock attributable to Cabot Corporation

Net income attributable to Cabot Corporation	$0.76	$0.41	$0.65	$1.10
Adjusted earnings per share
Adjusted EPS (E)	$0.70	$0.53	$1.21	$1.33
Weighted average common shares outstanding
Diluted	62.8	64.1	62.9	64.4

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2016	2015
Dollars in millions	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$178	$77
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $7	407	477
Inventories:
Raw materials	58	69
Work in process	3	1
Finished goods	245	287
Other	38	40
Total inventories	344	397
Prepaid expenses and other current assets	55	54
Deferred income taxes	44	43
Total current assets	1,028	1,048

Property, plant and equipment, net	1,318	1,383

Goodwill	155	154
Equity affiliates	57	57
Intangible assets, net	149	153
Assets held for rent	94	86
Deferred income taxes	156	152
Other assets	41	42
Total assets	$2,998	$3,075

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2016	2015
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable	$7	$22
Accounts payable and accrued liabilities	336	389
Income taxes payable	10	28
Deferred income taxes	1	1
Current portion of long-term debt	301	1
Total current liabilities	655	441

Long-term debt	669	970
Deferred income taxes	61	59
Other liabilities	233	240
Redeemable preferred stock	27	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,590,343 and 62,704,966 shares
Outstanding: 62,348,401 and 62,458,396 shares	63	63
Less cost of 241,942 and 246,570 shares of common treasury stock	(8)	(8)
Additional paid-in capital	-	-
Retained earnings	1,483	1,478
Accumulated other comprehensive income	(279)	(299)
Total Cabot Corporation stockholders' equity	1,259	1,234
Noncontrolling interests	94	104
Total stockholders' equity	1,353	1,338
Total liabilities and stockholders' equity	$2,998	$3,075

CABOT CORPORATION

	Fiscal 2015					Fiscal 2016
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$460	$358	$351	$338	$1,507	$288	$261	-	-	$549
Performance Chemicals	229	237	234	227	927	207	216	-	-	423
Specialty Carbons and Formulations	157	162	159	152	630	140	145	-	-	285
Metal Oxides	72	75	75	75	297	67	71	-	-	138
Purification Solutions	76	71	72	77	296	66	67	-	-	133
Specialty Fluids	16	8	12	6	42	7	6	-	-	13
Segment Sales	781	674	669	648	2,772	568	550	-	-	1,118
Unallocated and other (A)	31	20	25	23	99	35	18	-	-	53

Net sales and other operating revenues	$812	$694	$694	$671	$2,871	$603	$568	$-	$-	$1,171

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$53	$27	$32	$31	$143	$26	$34	-	-	$60
Performance Chemicals	39	42	48	49	178	50	58	-	-	108
Purification Solutions	(1)	1	3	2	5	(5)	(2)	-	-	(7)
Specialty Fluids	6	(1)	3	(2)	6	-	(2)	-	-	(2)
Total Segment Earnings Before Interest and Taxes	97	69	86	80	332	71	88	-	-	159

Unallocated and Other
Interest expense	(13)	(14)	(13)	(13)	(53)	(13)	(14)	-	-	(27)
Certain items (C)	(26)	(6)	(567)	(18)	(617)	(58)	1	-	-	(57)
Unallocated corporate costs	(12)	(11)	(12)	(11)	(46)	(13)	(12)	-	-	(25)
General unallocated income (expense) (D)	6	3	(2)	4	11	5	-	-	-	5
Less: Equity in earnings of affiliated companies	(1)	(2)	(1)	-	(4)	-	(1)	-	-	(1)

Income (loss) from continuing operations before income taxes and equity in earnings (loss) of affiliated companies
	51	39	(509)	42	(377)	(8)	62	-	-	54

(Provision) benefit for income taxes (including tax certain items)	(3)	(14)	64	(2)	45	5	(11)	-	-	(6)
Equity in earnings of affiliated companies	1	2	1	-	4	-	1	-	-	1

Income (loss) from continuing operations	49	27	(444)	40	(328)	(3)	52	-	-	49
Income from discontinued operations, net of tax (E)	-	-	1	1	2	-	-	-	-	-

Net income (loss)	49	27	(443)	41	(326)	(3)	52	-	-	49

Net income attributable to noncontrolling interests	4	1	2	1	8	4	4	-	-	8

Net income (loss) attributable to Cabot Corporation	$45	$26	$(445)	$40	$(334)	$(7)	$48	$-	$-	$41

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)	$(0.11)	$0.76	$-	$-	$0.65
Discontinued operations (E)	-	-	0.01	0.01	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$0.69	$0.41	$(7.04)	$0.63	$(5.27)	$(0.11)	$0.76	$-	$-	$0.65

Adjusted earnings per share
Adjusted EPS (G)	$0.80	$0.53	$0.64	$0.74	$2.71	$0.51	$0.70	$-	$-	$1.21

Weighted average common shares outstanding
Diluted (F)	64.6	64.1	63.3	63.1	63.4	62.5	62.8	-	-	62.9

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended June 30, 2015, the twelve months ended September 30, 2015, and the three months ended December 31, 2015 exclude approximately 0.5 million, 1 million, and 1 million shares, respectively, as those shares would be antidilutive due to the Company’s net loss position.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions	2016	2015	2016	2015

Cash Flows from Operating Activities:
Net income	$52	$27	$49	$76
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	41	47	82	92
Other non-cash charges, net	(6)	1	28	15
Changes in assets and liabilities:
Changes in certain working capital items (A)	28	84	68	41
Changes in other assets and liabilities, net	(12)	(14)	(44)	(26)
Cash dividends received from equity affiliates	2	4	5	7
Cash provided by operating activities	105	149	188	205

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(28)	(29)	(52)	(70)
Other investing activities, net	5	(4)	11	(7)
Cash used in investing activities	(23)	(33)	(41)	(77)

Cash Flows from Financing Activities:
Change in debt, net	(1)	(25)	(15)	58
Cash dividends paid to common stockholders	(14)	(14)	(28)	(28)
Other financing activities, net	(5)	(22)	(18)	(67)
Cash used in financing activities	(20)	(61)	(61)	(37)
Effect of exchange rates on cash	32	(49)	15	(64)
Increase in cash and cash equivalents	94	6	101	27
Cash and cash equivalents at beginning of period	84	88	77	67
Cash and cash equivalents at end of period	$178	$94	$178	$94

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

Second Quarter Earnings Announcement, Fiscal 2016

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions
	2016	2015	2016	2015
	$	$	$	$

Certain items before and after income taxes
Global restructuring activities	$5	$(5)	$(43)	$(12)
Acquisition and integration-related charges	—	(1)	—	(2)
Employee benefit plan settlement	—	—	—	(18)
Foreign currency loss on devaluation	(3)	—	(11)	—
Legal and environmental matters and reserves	(1)	—	(3)	—
Total certain items, pre-tax	1	(6)	(57)	(32)

Tax impact of certain items	4	2	19	8
Certain items after tax	5	(4)	(38)	(24)

Certain items after tax per share impact	$0.07	$(0.06)	$(0.60)	$(0.36)

Tax-related certain items

Discrete tax items	—	(4)	3	9

Total tax-related certain items	—	(4)	3	9
Total tax-related certain items per share impact	$(0.01)	$(0.06)	$0.04	$0.13

Total certain items after tax	$5	$(8)	$(35)	$(15)

Total certain items after tax per share impact	$0.06	$(0.12)	$(0.56)	$(0.23)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2016	2015	2016	2015

Statement of Operations Line Item (C)
Cost of sales	$5	$(1)	$(34)	$(20)
Selling and administrative expenses	(1)	(5)	(7)	(12)
Research and technical expenses	—	—	(5)	—
Other (expense) income	(3)	—	(11)	—
Total certain items, pre-tax	$1	$(6)	$(57)	$(32)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2016	2015	2016	2015

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes	$(11)	$(14)	$(6)	$(17)
Less: Tax impact of certain items	4	2	19	8
Less: Tax-related certain items	—	(4)	3	9
Provision for income taxes, excluding certain items	$(15)	$(12)	$(28)	$(34)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2016	2015	2016	2015

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes	$(11)	$(14)	$(6)	$(17)
Effective tax rate	20%	36%	12%	18%
Impact of discrete tax items:
Unusual or infrequent items	(1%)	(1%)	1%	5%
Items related to uncertain tax positions	-%	-%	3%	9%
Other discrete tax items	1%	(8%)	1%	(4%)
Impact of certain items	5%	1%	8%	-%
Operating tax rate	25%	28%	25%	28%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2016 and FISCAL 2015
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2016(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net loss per share attributable to Cabot Corporation	$(0.11)	$0.76	$ ―	$ ―	$0.65
Less: Certain items after tax per share	(0.62)	0.06	—	—	(0.56)
Adjusted earnings per share	$0.51	$0.70	$ ―	$ ―	$1.21

Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net (loss) income per share attributable to Cabot Corporation	$0.69	$0.41	$(7.04)	$0.63	$(5.27)
Less: Net income per share from discontinued operations(B)	—	—	0.01	0.01	0.02
Net income per share from continuing operations	$0.69	$0.41	$(7.05)	$0.62	$(5.29)
Less: Certain items after tax per share	(0.11)	(0.12)	(7.65)	(0.12)	(7.98)
Less: Dilutive impact of shares (D)	—	—	(0.04)	—	(0.02)
Adjusted earnings per share	$0.80	$0.53	$0.64	$0.74	$2.71

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(B) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(D) Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q3 2015 and FY15 year-to-date is driven by a Certain Item, so the Company believes this approach provides the most comparable presentation possible.